Exhibit 99.1

First Advantage Reports Second Quarter 2024 Results

Reaffirms Full-Year 2024 Guidance; Sterling Acquisition Expected to Close in Q4

Second Quarter 2024 Highlights1

•
Revenues of $184.5 million
•
Net Income of $1.9 million, a net income margin of 1.0%, includes $9.2 million of expenses incurred related to the acquisition of Sterling Check Corp. (“Sterling”)
•
Adjusted Net Income of $30.8 million
•
Adjusted EBITDA of $55.8 million; Adjusted EBITDA Margin of 30.2%
•
GAAP Diluted Net Income Per Share of $0.01, includes $0.06 per share of expenses incurred related to the Sterling acquisition
•
Adjusted Diluted Earnings Per Share of $0.21
•
Cash Flows from Operations of $32.0 million; Cash Flows from Operations would have been $40.7 million after adjusting for $8.7 million of cash costs paid directly related to the Sterling acquisition
•
Chief Financial Officer transition announced; David Gamsey to retire in December, to be succeeded by Steven Marks, Chief Accounting Officer
•
Acquisition of Sterling, announced on February 29, 2024, continues to progress towards closing in the fourth quarter of 2024

Reaffirming Standalone First Advantage Full-Year 2024 Guidance

•
Reaffirming full-year 2024 guidance ranges for Revenues of $750 million to $800 million, Adjusted EBITDA of $228 million to $248 million, Adjusted Net Income of $127 million to $142 million, and Adjusted Diluted Earnings Per Share of $0.88 to $0.982

ATLANTA, August 8, 2024 – First Advantage Corporation (NASDAQ: FA), a leading provider of employment background screening, identity, and verification solutions, today announced financial results for the second quarter ended June 30, 2024.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended June 30,
	2024	2023	Change
Revenues	$184.5	$185.3	(0.4)%
Income from operations	$9.9	$17.6	(43.9)%
Net income	$1.9	$9.8	(81.0)%
Net income margin	1.0%	5.3%	NA
Diluted net income per share	$0.01	$0.07	(85.7)%
Adjusted EBITDA[1]	$55.8	$56.0	(0.4)%
Adjusted EBITDA Margin[1]	30.2%	30.2%	NA
Adjusted Net Income[1]	$30.8	$34.8	(11.7)%
Adjusted Diluted Earnings Per Share[1]	$0.21	$0.24	(12.5)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information.

“In the second quarter, we delivered solid financial results in line with our communicated expectations, even considering the normalization that is occurring within the labor market. Our team demonstrated outstanding execution with important upsell and new logo bookings. Additionally, we have been early adopters of integrating responsible Generative AI into our business and we are continuing to expand our use of AI to both enhance our customer value proposition with solutions like our SmartHub™ verifications router and to optimize our operations with initiatives like our Click. Chat. Call. program for customer and applicant support,” said Scott Staples, Chief Executive Officer.

“Our acquisition of Sterling continues to progress, and we are working to advance our integration planning initiatives for this exciting combination. We are committed to facilitating a seamless integration of our corporate cultures, minimizing disruptions to customers, and quickly and effectively executing our synergy plans. This acquisition will extend our high-quality and cost-effective background screening, identity, and verification technology solutions for the benefit of both companies’ customers. The Sterling acquisition represents a significant advancement in our value creation framework, and we expect it will support and accelerate our strategic priorities. As we announced at the end of May, we now expect our acquisition of Sterling to close in the fourth quarter of 2024 based on our latest view of the regulatory review process,” Staples concluded.

Liquidity, Cash Flow, and Capital Allocation

As of June 30, 2024, First Advantage had cash and cash equivalents of $269.6 million and total debt of $564.7 million.

During the second quarter of 2024, the Company generated $40.7 million of cash flow from operations after adjusting for $8.7 million of cash costs paid directly related to the Sterling acquisition.

“We are reaffirming our full-year 2024 guidance given our performance in the first half of the year and our outlook for the second half of the year,” commented David Gamsey, EVP and Chief Financial Officer. “We are pleased to have delivered results in line with our communicated expectations, including sequential quarter-over-quarter growth for revenues, Adjusted EBITDA, and Adjusted EBITDA Margin, with margins returning to over 30%, and we expect this trend to continue through the second half of the year. Looking forward, we will continue to execute on our operational strategies to control what we can control and deliver value for our customers while preparing to close on the Sterling acquisition. Post-closing, we will maintain our product and customer focus while endeavoring to conduct a smooth integration, achieve synergies, and reduce leverage.”

Chief Financial Officer Transition

The Company announced today that David Gamsey, Executive Vice President and Chief Financial Officer, has decided to retire after a long and distinguished career spanning 45 years. As part of its formal succession plan, the Board of Directors has selected Steven Marks, the Company’s Chief Accounting Officer, to succeed Mr. Gamsey. Mr. Gamsey will remain in his current role until November 8, 2024, and then transition to an advisory role through December 1, 2024.

“I want to thank David for his tremendous contributions to First Advantage over the past eight plus years, as well as for being a great partner to me, the rest of the leadership team, and our Board,” said Scott Staples, Chief Executive Officer. “David has been instrumental in building this company into the industry leader we are today. He has been a critical member of our team as we have substantially grown the business, executed our IPO and M&A strategies, and most recently, announced our acquisition of Sterling. I congratulate David and wish him well in his upcoming retirement.”

“I look forward to working with Steven as our next CFO and I join the Board in expressing our confidence in his appointment,” Staples continued. “Steven is an accomplished finance professional and respected leader, bringing over 15 years of financial leadership experience to the role, including the last eight years with First Advantage. He knows this company very well and we expect him to continue to advance our history of creating value for our shareholders. Steven has been intimately involved with, and has helped spearhead, our acquisition of Sterling, including leading the finance workstream for our post-close integration planning, and we believe that he will be an excellent CFO of the combined companies.”

Steven Marks has served as Chief Accounting Officer since February 2022. He joined the company in 2016 and previously served as Senior Vice President, Accounting and Controller. Before joining the Company, Mr. Marks held roles in accounting and financial reporting at Serta Simmons Bedding, LLC. Mr. Marks began his career in public accounting at PricewaterhouseCoopers.

Standalone First Advantage Full-Year 2024 Guidance

The following table summarizes our full-year 2024 guidance, which excludes contributions from the pending Sterling acquisition and will be adjusted accordingly upon closing:

As of August 8, 2024
Revenues	$750 million – $800 million
Adjusted EBITDA[2]	$228 million – $248 million
Adjusted Net Income[2]	$127 million – $142 million
Adjusted Diluted Earnings Per Share[2]	$0.88 – $0.98

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net (loss) income and Adjusted Diluted Earnings Per Share to GAAP diluted net (loss) income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The Company’s full-year 2024 guidance ranges reflect the current hiring environment and expectations that existing macroeconomic conditions and similar labor market trends will continue throughout 2024, with the high-end of the guidance ranges reflecting some macroeconomic recovery towards year end. Adjusted Net Income and Adjusted Diluted Earnings Per Share guidance ranges include the impacts from the 2023 one-time special dividend, expired interest rate swaps, and share buybacks.

Actual results may differ materially from First Advantage’s full-year 2024 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its second quarter 2024 results today, August 8, 2024, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-343-4136 (domestic) or 203-518-9843 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage second quarter 2024 earnings call or provide the conference code FA2Q24. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4615983/29A49BF68C43A0526A4F5D06705D5F4E.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and uncertainty in financial markets;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
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inability to identify and successfully implement our growth strategies on a timely basis or at all;
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potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
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due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to complete or realize the expected benefits of our acquisition of Sterling Check Corp.;
•
expectations regarding our Chief Financial Officer succession plan; and
•
control by our Sponsor, "Silver Lake", (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net (loss) income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net (loss) income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of employment background screening, identity, and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage helps companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 30,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$269,563	$213,774
Restricted cash	86	138
Accounts receivable (net of allowance for doubtful accounts of $1,179 and $1,036 at June 30, 2024 and December 31, 2023, respectively)	130,768	142,690
Prepaid expenses and other current assets	19,707	13,426
Income tax receivable	7,101	3,710
Total current assets	427,225	373,738
Property and equipment, net	63,463	79,441
Goodwill	819,136	820,654
Trade names, net	62,571	66,229
Customer lists, net	250,397	275,528
Other intangible assets, net	2,018	2,257
Deferred tax asset, net	2,872	2,786
Other assets	8,268	10,021
TOTAL ASSETS	$1,635,950	$1,630,654
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$55,486	$47,024
Accrued compensation	17,422	16,379
Accrued liabilities	20,641	16,162
Current portion of operating lease liability	2,984	3,354
Income tax payable	331	264
Deferred revenues	2,234	1,856
Total current liabilities	99,098	85,039
Long-term debt (net of deferred financing costs of $5,352 and $6,268 at June 30, 2024 and December 31, 2023, respectively)	559,372	558,456
Deferred tax liability, net	56,508	71,274
Operating lease liability, less current portion	4,964	5,931
Other liabilities	2,697	3,221
Total liabilities	722,639	723,921
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 145,324,615 and 145,074,802 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	145	145
Additional paid-in-capital	987,986	977,290
Accumulated deficit	(50,592)	(49,545)
Accumulated other comprehensive loss	(24,228)	(21,157)
Total equity	913,311	906,733
TOTAL LIABILITIES AND EQUITY	$1,635,950	$1,630,654

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended June 30,
(in thousands, except share and per share amounts)	2024	2023
REVENUES	$184,546	$185,315

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	92,348	92,997
Product and technology expense	13,677	12,643
Selling, general, and administrative expense	38,640	29,982
Depreciation and amortization	29,978	32,056
Total operating expenses	174,643	167,678
INCOME FROM OPERATIONS	9,903	17,637

OTHER EXPENSE, NET:
Interest expense, net	7,353	3,887
Total other expense, net	7,353	3,887
INCOME BEFORE PROVISION FOR INCOME TAXES	2,550	13,750
Provision for income taxes	689	3,968
NET INCOME	$1,861	$9,782

Foreign currency translation (loss) income	(1,298)	218
COMPREHENSIVE INCOME	$563	$10,000

NET INCOME	$1,861	$9,782
Basic net income per share	$0.01	$0.07
Diluted net income per share	$0.01	$0.07
Weighted average number of shares outstanding - basic	143,863,667	144,112,028
Weighted average number of shares outstanding - diluted	145,856,112	145,338,920

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,047)	$11,707
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	59,800	63,922
Amortization of deferred financing costs	916	927
Bad debt (recovery) expense	(156)	138
Deferred taxes	(14,601)	(3,057)
Share-based compensation	9,799	5,659
Loss on foreign currency exchange rates	—	4
(Gain) loss on disposal of fixed assets and impairment of ROU assets	(26)	2,125
Change in fair value of interest rate swaps	(9,177)	(1,235)
Changes in operating assets and liabilities:
Accounts receivable	11,919	4,034
Prepaid expenses and other assets	2,245	5,335
Accounts payable	7,565	(3,035)
Accrued compensation and accrued liabilities	7,203	(8,847)
Deferred revenues	373	248
Operating lease liabilities	(467)	(460)
Other liabilities	(626)	304
Income taxes receivable and payable, net	(3,348)	(6,047)
Net cash provided by operating activities	70,372	71,722
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(12,894)	(12,434)
Purchases of property and equipment	(970)	(688)
Other investing activities	52	(196)
Net cash used in investing activities	(13,812)	(13,318)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock under share-based compensation plans	1,197	2,104
Payments on deferred purchase agreements	(469)	(469)
Net settlement of share-based compensation plan awards	(311)	(211)
Cash dividends paid	(204)	—
Share repurchases	—	(52,334)
Payments on finance lease obligations	—	(74)
Net cash provided by (used in) financing activities	213	(50,984)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(1,036)	(30)
Increase in cash, cash equivalents, and restricted cash	55,737	7,390
Cash, cash equivalents, and restricted cash at beginning of period	213,912	391,796
Cash, cash equivalents, and restricted cash at end of period	$269,649	$399,186

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$17,158	$13,797
Cash paid for interest	$23,887	$21,933
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$1,030	$73
Non-cash property and equipment additions	$540	$—
Excise taxes on share repurchases incurred but not paid	$—	$522

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended June 30, 2024
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$162,378	$24,187	$(2,019)	$184,546
Foreign currency translation impact(a)	(5)	40	22	57
Constant currency revenues	$162,373	$24,227	$(1,997)	$184,603
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Three Months Ended June 30,
(in thousands, except percentages)	2024	2023
Net income	$1,861	$9,782
Interest expense, net	7,353	3,887
Provision for income taxes	689	3,968
Depreciation and amortization	29,978	32,056
Share-based compensation(a)	5,048	3,601
Transaction and acquisition-related charges(b)	9,873	1,190
Integration, restructuring, and other charges(c)	959	1,487
Adjusted EBITDA	$55,761	$55,971
Revenues	184,546	185,315
Net income margin	1.0%	5.3%
Adjusted EBITDA Margin	30.2%	30.2%
Adjusted EBITDA	$55,761
Foreign currency translation impact(d)	55
Constant currency Adjusted EBITDA	$55,816
(a)
Share-based compensation for the three months ended June 30, 2024 and 2023, includes approximately $2.5 million and $1.5 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended June 30, 2024 includes approximately $9.2 million of expense associated with the pending acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended June 30, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(d)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended June 30,
(in thousands)	2024	2023
Net income	$1,861	$9,782
Provision for income taxes	689	3,968
Income before provision for income taxes	2,550	13,750
Debt-related charges(a)	(262)	33
Acquisition-related depreciation and amortization(b)	22,616	25,470
Share-based compensation(c)	5,048	3,601
Transaction and acquisition-related charges(d)	9,873	1,190
Integration, restructuring, and other charges(e)	959	1,487
Adjusted Net Income before income tax effect	40,784	45,531
Less: Adjusted income taxes(f)	10,031	10,705
Adjusted Net Income	$30,753	$34,826

	Three Months Ended June 30,
	2024	2023
Diluted net income per share (GAAP)	$0.01	$0.07
Adjusted Net Income adjustments per share
Provision for income taxes	0.00	0.03
Debt-related charges(a)	(0.00)	0.00
Acquisition-related depreciation and amortization(b)	0.16	0.18
Share-based compensation(c)	0.03	0.02
Transaction and acquisition related charges(d)	0.07	0.01
Integration, restructuring, and other charges(e)	0.01	0.01
Adjusted income taxes(f)	(0.07)	(0.07)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.21	$0.24

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	145,856,112	145,338,920
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the 2021 February refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended June 30, 2024 and 2023, includes approximately $2.5 million and $1.5 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended June 30, 2024 includes approximately $9.2 million of expense associated with the pending acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended June 30, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(f)
Effective tax rates of approximately 24.6% and 23.5% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended June 30, 2024 and 2023, respectively.